Exhibit 99

MMI Companies, Inc.
540 Lake Cook Road, Deerfield, Illinois 60015-5290
847-374-2400
FAX 847-940-2372


INVESTOR CONTACT:  Paul Orzech, 847-374-2369


MMI Companies, Inc. to Report Third Quarter Reserve Strengthening
                               and
              Restructuring Charges of $105 million

DEERFIELD, IL, November 1, 1999 - MMI Companies, Inc. (NYSE:
MMI), today reported that its financial results for the third quarter ended September 30, 1999 will include charges totaling $105 million for increasing reserves in its insurance operations and restructuring its consulting and fee businesses. As a result, operating loss per share, which does not include realized gains and losses on investments, net of tax, for the quarter ended September 30, 1999 is expected to range from $3.55 to $3.65, and net loss per share is expected to range from $3.57 to $3.67. Actual results are expected to be announced on November 4, 1999.

Of the total charge, $60 million is related to reserve increases in MMI's domestic insurance operations and $31 million to increases in MMI's international insurance operations. The balance of the charge, $14 million, relates to the restructuring that MMI has undertaken primarily in its consulting and fee businesses. The net of tax impact of the charges is expected to be $71 million, or $3.71 per share.

Domestic Reserve Increase

The increase in domestic reserves relates primarily to business written from 1995 to 1998 and reflects the continuation of a highly competitive medical malpractice market. Approximately 40% of this reserve increase pertains to MMI's core book of hospital and clinic business. Adverse trends reflecting increased frequency and severity of claims continued during 1999.

As a result of a comprehensive review of its core domestic book of business during 1998 and 1999, MMI has terminated poor performing accounts that represent the majority of the recent unfavorable loss experience. Additionally, in 1999, MMI has been implementing price increases for its core healthcare business.

The remainder of the domestic reserve increase relates to a block of Florida long-term care accounts, which were written from 1995 to 1998. MMI experienced an increase in loss severity due to dramatic adverse changes in the social and litigation environment in Florida during 1999 for this class of business, which was manifested in several multi-million dollar damage awards. MMI exited the long-term care market in 1998.

                             (more)

International Reserve Increase

Approximately one-half of the reserve increase for MMI's international insurance segment relates to casualty lines, including medical malpractice and commercial auto. The remaining reserve development in the international segment relates to short-tail lines, primarily property and medical expense business. The reserve increase applies to business written from 1995 to 1998 and reflects a continuation of competitive market conditions and increased trends in severity.

Consulting and Fee Restructuring

MMI recorded charges of $14 million during the quarter, primarily related to the restructuring of its consulting and fee businesses. Charges relate to the impairment of goodwill for certain of MMI's consulting and fee businesses reflecting a decline in profitability, discontinuance of certain product offerings and disposition of real estate lease obligations in several locations.

Chairman's remarks

B. Frederick Becker, Chairman and CEO, commented, "Our current business environment requires these difficult and disappointing actions that we have communicated today. We have undertaken an expense reduction program targeted to produce total annual savings of $15 million, including $9 million in our domestic insurance operations. We also expect that the re-underwriting and pricing actions we have taken to date will result in improved underwriting results. As we have mentioned previously, in the past year we have re-emphasized the risk management component of our insurance programs as a means to fundamentally improve our clients' loss experience."

"With respect to the long-term care business, we are aggressively managing the runoff of the remaining claims. We are working closely with highly experienced, expert counsel in the emerging types of long-term care claims. In addition, we believe that we will benefit from recent legislative changes in Florida."

Mr. Becker added, "The performance of our international insurance segment reflects the continuation of competitive market conditions which have been pervasive in the insurance industry in recent years. We have been proactive in reducing our participation in unprofitable lines where pricing is not available at acceptable levels."

Mr. Becker concluded, "We recently completed a comprehensive review of our consulting and fee businesses, focusing on growth and profit potential and operating efficiency. We have taken the necessary steps in this segment to return it to profitability, including discontinuing certain products and realigning operating levels to current revenues. In addition, we have taken reorganization steps that will result in reduced cost and better operating coordination among our fee businesses."

                             (more)

Forward-looking statements

Certain matters referred to herein contain forward-looking statements that involve risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations and adequacy of reserves. To that extent, MMI claims the protection of the disclosure liability safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. MMI assumes no duty to update such forward-looking statements. Readers are cautioned that important factors could affect the future results of MMI and cause those results to differ materially from those expressed in such forward-looking statements. These factors include successful execution of the Company's operating plans, the level of continued demand for its products and services, actions of competitors with respect to products and pricing, future reserve development, levels of future expenses, evolution of the healthcare industry, the Company's principal market, general equity market conditions, and regulatory and legal uncertainties.

MMI Companies, Inc. is an international healthcare risk services company with more than 20 years of experience providing a wide range of products and services that help the healthcare industry enhance its performance and manage risks associated with the delivery of care. Through its operating subsidiaries, MMI provides strategic consulting services, clinical risk management and operational consulting services, insurance and reinsurance throughout the US, particularly to the healthcare industry, and underwrites insurance and reinsurance in the London market. In addition to its Deerfield headquarters, MMI has a network of offices throughout the United States and overseas. For more information about MMI Companies, please visit the Company's Web site at www.mmicompanies.com.


                            ( # # # )

                       MMI Companies, Inc.
     Summary of Reserve Increases and Restructuring Charges
                  In millions, except per share


Domestic insurance segment reserve increases

     Long-term care facilities         $35
     Hospitals and healthcare systems   15
     Clinics and other                  10
        Subtotal                        60

International insurance segment reserve increases

     Casualty:
       Medical malpractice               6
       Commercial auto                   3
       Other                             7
                                        16
     Short-tail:
       Commercial auto                   4
       Other property                    8
       Medical expense                   3
                                        15
        Subtotal                        31

Consulting and fee segment restructuring charges

     Impairment of goodwill              6
     Disposition of real estate
       lease obligations                 3
     Other restructuring charges         5
        Subtotal                        14

Total reserve increase and
   restructuring charges               105
Tax credit                              34
Total reserve increase and
   restructuring charges, net of taxes $71

Per share impact                     $3.71
